Exhibit 10.1

AGREEMENT FOR PURCHASE AND SALE OF BUSINESS ASSETS

THIS AGREEMENT FOR PURCHASE AND SALE OF BUSINESS ASSETS (“Agreement”) is entered into as of October 1, 2003 by and between Quality Products, Inc., a Delaware corporation (“Buyer”); KSD Packaging & Shipping, Ltd., an Ohio limited liability company (“KSD”) and Dennis Mellman (“Mellman”) whose address is          . KSD and Mellman are collectively referred to herein as “Seller”.

WHEREAS, Seller is in the business of packaging and shipping (the “Business”), and owns the assets identified herein related to such operation; and

WHEREAS, Seller desires to sell to Buyer and Buyer desires to purchase such assets on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the parties agree as follows:

1.             Recitals.  The Recitals set forth above are fully incorporated herein by reference as though fully rewritten herein.

2.             Purchase of Assets.  Upon the terms and subject to the conditions set forth in this Agreement, Seller agrees to sell, transfer, convey, assign and deliver to Buyer, and Buyer agrees to purchase the equipment, vehicles and inventory identified on the attached Exhibit A (“Equipment”), the books and records of the Business (including, but not limited to, customer files, customer lists, pricing schedules, standard invoices, supplier lists and files and unit pricing information), the telephone numbers and goodwill of the Business (collectively, the “Assets”).  Notwithstanding the foregoing, the assets listed on Exhibit B are not included in the sale.

3.             Purchase Price and Payment.  Subject to the terms of this Agreement and in full consideration for the purchase of the Assets, Buyer shall pay to Seller the sum of Twenty-Two  Thousand and 00/100 Dollars ($22,000.00) payable in cash at Closing.

4.             Closing Date; Place.  The Closing shall take place on October 1, 2003 at the offices of QPI Multipress, Inc., 2222 South Third Street, Columbus, Ohio 43207 at 2:00 p.m.

5.             No Assumption of Seller’s Liabilities.  It is expressly agreed that Buyer will not assume and will not discharge or be liable for any leases, debts, liabilities, or obligations of any kind of Seller or the Business incurred or accrued prior to or after the Closing whether sounding in tort or contract, liquidated or unliquidated, known or unknown, contingent or absolute, accrued or unaccrued, asserted or unasserted.

6.             Seller’s Employees.  Buyer and Seller acknowledge that this Agreement is solely for the Assets and Buyer shall have no obligation to employ any of Seller’s employees as employees of Buyer; provided, however, in the event that Buyer should elect to offer employment to any employee of Seller, Seller agrees to release any such prospective employee of

Buyer from any contractual obligations, confidentiality agreements or restrictive covenants by which such prospective employee may be bound to Seller, effective as of October 1, 2003.

7.             Conduct of Business Pending Closing.  Until Closing, Seller shall conduct business in the ordinary course and Seller will use its best efforts, without making any commitment on Buyer’s behalf, to preserve the business organization intact.  Seller shall not enter into (a) any material equipment lease or (b) other long-term agreement affecting the business, which would become an obligation of Buyer, without the prior written consent of Buyer.

8.             Covenant Not to Compete.  For a period of two (2) years after the date of Closing, Seller covenants that without the prior written consent of Buyer, which consent shall specifically refer to this covenant, Seller shall not, directly or indirectly, for any reason, engage in, assist or have any interest as principal, owner, consultant, advisor, agent, shareholder, director, officer, member, manager, or financier, in any business which is or which is about to become engaged in packaging or shipping within the State of Ohio.  In the event that the foregoing provisions should ever be deemed to exceed the time or geographic limitations permitted by applicable case or statutory law then such provision shall be deemed reformed to the maximum time or geographic limitation permitted by the then applicable case or statutory law.  In the event of a breach or threatened breach by Seller, Seller acknowledges that Buyer’s remedies at law will be inadequate and Buyer shall be entitled to a temporary restraining order and injunction restraining any party breaching, or intending to breach, the terms of this Section from such breach or threatened breach without any showing of irreparable harm or the posting of any bond.

9.             Representations and Warranties of Seller.  Seller represents and warrants to Buyer that each of the following is true in all material respects:

(a)           Organization and Authorization.  The Seller is duly organized, validly existing and in good standing under the laws of the State of Ohio, and has corporate power and authority to own all of its property.  Seller has full power and authority to carry on the Business as it is now being conducted.  The execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly and validly authorized by the Seller, and no other person or entity has, may have, or is claiming or has claimed any interest in or rights to the Business or the Assets.

(b)           Ownership.  Seller owns the Assets free and clear of any liens, claims, encumbrances or restrictions of any kind.  On or before Closing, Seller has paid in full all past and future lease payments as such amounts are now or may become due under the terms of the lease agreement, dated December 27, 2000 (“Lease Agreement”), a copy of which is attached hereto as Exhibit D and incorporated herein by reference, said Lease Agreement having been assumed by Seller on April 26, 2001. Seller has fulfilled all the terms and conditions of the Lease Agreement. Upon Buyer’s provision of notice and tender of One Dollar ($1.00) to the lessor of said Lease Agreement, which notice and tender is made presently to the lessor, Buyer shall take good, marketable and insurable title to the “Clark 127” Mast, 42” Forks LPG System H2691, 685-0007-7415FA. No labor, services or material will have been made or furnished to Seller or the Business by any person or entity, including, without limitation, contractors, subcontractors, mechanics or materialmen, which could give rise to any lien as provided under the laws of the State of Ohio.  Seller has good, marketable and insurable title to and rightful possession of the Assets, free and clear of all liens, charges, security interests, encumbrances, restrictions, and other matters affecting title.

(c)           Tax Matters.  The Seller has duly filed with the appropriate governmental agencies all tax reports and returns required to be filed by them relative to the Business.  Seller has paid all taxes, interest, penalties, assessments and deficiencies.

(d)           Contracts and Leases.  Seller shall pay the Lease Agreement in full  on or before Closing. Seller is a party to a certain real property lease concerning real property located at 1040 Woodland Avenue, Columbus, Ohio 43219 (“Real Property Lease”).  The Real Property Lease shall remain an obligation of the Seller. Seller is current on all payments due under the Real Property Lease. Except for the aforementioned Lease Agreement and Real Property Lease (only affecting the real property leased),  neither the Seller nor the Assets is a party or subject to any written or oral contract or lease for the purchase, sale or lease of real or personal property.

(e)           Litigation.  Notwithstanding KSD Packaging & Shipping v.  Threadworks Embroidery, LLC, 2003 CV 01033, no litigation or other judicial, administrative or investigative proceeding, at law or in equity or otherwise, is pending or threatened before any court of   any federal, state, local or other governmental department, commission, board, bureau, or agency or non-governmental arbitration board or commission against or affecting Seller, the Business or the Assets, and neither Seller nor the Business are operating under, subject to or in default with respect to any order, writ, injunction or decree of any court or federal, state, local or governmental department, commission, board, bureau, or agency or non-governmental arbitration board or commission.

(f)            Finder’s Fees.  No person or entity is entitled to any brokerage commission, finder’s fee or similar compensation from any of the parties hereto in connection with the execution and delivery of this Agreement or the consummation of the transactions herein contemplated.

(g)           Absence of Undisclosed Liabilities.  Seller does not have any knowledge of, and at Closing will not knowingly or intentionally have created, any liability or obligation, secured or unsecured, whether accrued, absolute, contingent or otherwise affecting Seller’s ability to sell the Assets in accordance with the provisions hereof.

(h)           Employee Relations.  Seller is in compliance with all federal, state and municipal laws respecting employment and employment practices, terms and conditions of employment including but not limited to wages and hours, payment of wages and social security taxes.  None of Seller’s employees have written employment contracts and all employees are at-will employees.  At the Closing, Seller will be in full compliance with, and will have taken all steps required by, the Employment Retirement Income Security Act of 1974 and the Internal Revenue Codes of 1954 and 1986, as it relates to employee benefit plans and will not have incurred or become liable for any penalties thereunder.

(i)            Disclosure.  No information contained in or representations or warranties made by Seller herein or any Exhibit hereto or in any document or information delivered or to be delivered pursuant hereto, including all financial statements, contains or will contain any statement of material fact known to Seller to be untrue or omits or will omit any material fact necessary in order to make the statements contained therein not misleading.

(j)            Financial Statements.  Seller warrants that all financial statements provided to Buyer as of the close of business on September 26, 2003 are substantially correct and accurately reflect the business operations and Assets of the Business.

Each of the foregoing warranties and representations are true and correct on the date of full execution hereof and Seller has a continuing obligation to disclose to Buyer any change in circumstance that would effect the truthfulness or accuracy of the foregoing warranties and representations.

10.           Representations and Warranties of Buyer.  Buyer represents and warrants the following to the Seller as of the Closing;

(a)           Organization.  The Buyer is duly organized, validly existing and in good standing under the laws of the State of Delaware.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with, or result in a breach or violation of, or constitute a default in the performance, observance, or fulfillment of any obligation, covenant or condition contained in, or constitute, or, but for any requirement of notice or lapse of time or both, would constitute, an event of default by Buyer under any applicable contract, lease, mortgage or other Agreement to which Buyer is a party or by which it is bound.

(b)           No Legal Proceedings.  There is no suit, action or other proceeding against Buyer pending or threatened before any court or governmental agency in which it is, or will be, sought to restrain or prohibit, or to obtain damages or other relief in connection with, this Agreement, or the transactions contemplated hereby.

(c)           Finder’s Fees.  No person or entity is entitled to any brokerage commission, finder’s fee or similar compensation from any of the parties hereto in connection with the execution and delivery of this Agreement or the consummation of the transactions herein contemplated.

Each of the foregoing warranties and representations are true and correct on the date of full execution hereof and Buyer has a continuing obligation to disclose to Seller any change in circumstance that would effect the truthfulness or accuracy of the foregoing warranties and representations.

11.           Survival of Representations, Warranties and Agreements.  The representations, warranties and agreements of the parties hereto contained in this Agreement and exhibits hereto and in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the making of this Agreement, any investigation by or on behalf of any party to this Agreement and the Closing.

12.           Conditions Precedent.  The obligation of Buyer and Seller to close the transaction is subject to the fulfillment, prior to or at the time of Closing, of each of the following conditions and failure of any one or more of these conditions, unless waived by the Buyer, shall void the transaction.

(a)           Each of the warranties and representations of Seller and Buyer contained herein being true and correct and the truth and correctness of same continuing to the date of Closing except as effected by transactions permitted or contemplated hereby.

(b)           Seller and Buyer having performed and complied with all the terms, covenants and provisions hereof.

(c)           There being no action or proceeding or other occurrence or event that would materially and adversely affect the Business or the Assets.

(d)           Seller having satisfied any and all financing obligations regarding the items listed on Exhibit A.

(e)           Seller having satisfied any and all obligations due and owing to Larry Leming, an employee of Seller, within three weeks from the date of Closing.

13.           Deliveries by Seller to Buyer.  At Closing, Seller shall execute and deliver or cause to be delivered to Buyer:

(a)           This Agreement;

(b)           Sufficient evidence of satisfaction of the financing obligations listed on Exhibit A;

(c)           Sufficient evidence that any and all outstanding obligations owed to Larry Leming shall be satisfied within three weeks from the date of closing;

(d)           Documentation from the Lessor under the Real Property Lease that all payments due are paid in full;

(e)           The Bill of Sale attached as Exhibit C and the original titles properly endorsed and create endorsements, affidavits, assignments, corporate resolutions and other good and sufficient instruments of conveyance and transfer containing full warranties of title for the Assets as shall be effective to vest in Buyer good, absolute and marketable title to the Assets; and

(f)            Such other instruments and documents as are (i) required by any other provision of this Agreement; or (ii) reasonably necessary in the opinion of Buyer to effect the performance of the Agreement by Seller.

14.           Deliveries by Buyer to Seller.  At Closing, Buyer shall execute and deliver or cause to be delivered to Seller:

(a)           This Agreement; and

(b)           Twenty Two Thousand Dollars ($22,000.00) in cash by certified check.

15.           Risk of Loss.  Seller assumes all risk of destruction, loss or damage due to fire or other casualty up to and including the date of Closing.  Upon said destruction, loss or damage due to fire or other casualty of a substantial portion of the Assets, Buyer shall have the option to terminate this Agreement and all rights and obligations of Buyer and Seller shall terminate.

16.           Indemnification.

(a)           By Seller.  Seller shall indemnify Buyer and hold Buyer harmless from and against, and shall pay and reimburse Buyer for, any and all damage, loss, liability, obligation, costs and expense (including, without limitation, reasonable legal and accounting and other costs and expenses associated with any action, suit, or proceeding brought against Buyer or relating to the enforcement of this indemnification), paid, incurred or suffered by Buyer as a result of or relating to (i) any misrepresentation, breach of warranty or nonperformance or nonfulfillment of any agreement by Seller, or (ii) any claim or cause of action against, or liability of any kind, whether liquidated or unliquidated, actual or contingent, arising out of or on account of or with respect to events or conditions occurring or existing at or prior to Closing, or after closing, if effected by Seller.

(b)           By Buyer.  Buyer shall indemnify Seller and hold Seller harmless from and against and shall pay and reimburse Seller for any and all damage, loss, liability, obligation, costs and expenses, (including, without limitation, reasonable legal and accounting and other costs and expenses in connection with any action, suit, or proceeding brought against Seller or relating to the enforcement of this indemnification) paid, incurred or suffered by Seller as a result of or relating to (i) any misrepresentation, breach of warranty or nonperformance or nonfulfillment of any of this agreement by Buyer; (ii) any claim or cause of action against, or liability of any kind, whether liquidated or unliquidated, actual or contingent, arising out of or on account of or with respect to events or conditions occurring after Closing, except those effected by the Seller.

17.           Assignment.  Neither party may assign its rights, obligations, or benefits without the prior written consent of the other party.

18.           Arbitration.  Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, except for any controversy or claim arising pursuant to Section 8 shall be settled by arbitration in Columbus, Ohio, in accordance with the rules of the American Arbitration Association and judgment upon the award rendered by the arbitration may be entered in any court having jurisdiction thereof.  Notwithstanding the provisions of this paragraph, either party shall have the right to seek injunctive relief in relation to any threatened conduct, which is permitted by applicable law.  Costs of the arbitration proceeding, unless the selected arbitrator shall determine otherwise, shall be shared by the parties.  The procedure for arbitration shall be in accordance with the rules of the American Arbitration Association, except Buyer and Seller shall each select one arbitrator, and the two (2) selected arbitrators shall select a third arbitrator.  Should either the Buyer or Seller fail to select an arbitrator within ten (10) days after arbitration is sought, or if the two (2) arbitrators shall fail to select a third arbitrator within fifteen (15) days after arbitration is sought, the American Arbitration Association shall select the arbitrator.

19.           Notices.  All notices, requests, demands and other communications under or in connection with this Agreement shall be in writing addressed to:

if to Buyer:

Quality Products, Inc.
222 South Third Street
Columbus, Ohio 43207

with a copy to:

Gary D. Greenwald, Esq.
Shayne & Greenwald Co., L.P.A.
221 South High Street
Columbus, Ohio 43215

if to Seller:

KSD Packaging & Shipping LTD.
1040 Woodland Ave
Columbus, OH 43219

Dennis Mellman

with a copy to:

All such notices requests, demands or communications shall be mailed postage prepaid, certified or registered mail, return receipt requested, or delivered personally, and shall be sufficient and effective when delivered to or received at the address so specified.  Any party may change the address at which it is to receive notice by written notice to the other parties.

20.           General Provisions.

(a)           Integrated Agreement; Modification; Waiver.  This Agreement constitutes the entire understanding and agreement between the parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous agreements, representations and understandings of the parties not otherwise contained in this document.  No alteration, modification, amendment or change of this Agreement shall be binding unless executed in writing by the parties.  No waiver of any of the provisions of this Agreement shall be deemed a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

(b)           Governing Law.  The provisions of this Agreement shall be construed under and the respective rights and obligations of the parties shall be determined with reference to the laws of the State of Ohio.

(c)           Captions.  The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of the Agreement.

(d)           Counterpart Execution.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(e)           Successors and Assigns.  All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the Buyer, Seller, their heirs, personal representatives, successors and assigns.

(f)            Expenses.  Except as otherwise provided, each of the parties shall bear all expenses incurred by them in connection with this Agreement and in the consummation of the transaction contemplated hereby and in preparation thereof.

(g)           Gender.  All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter, and the singular shall include the plural whenever and as often as may be appropriate.

(h)           Agreement to Take Necessary and Desirable Actions.  Seller agrees to execute and deliver such other assignments, conveyances, instruments of transfer, documents, certificates and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

(i)            Severability.  Any term or provision of this Agreement which is finally determined to be invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in an other jurisdiction.

(j)            Enforceability.  This document shall not be deemed for any purpose to represent the agreement or basis of the bargain between the parties until it has been completely executed by all parties.

(k)           Further Assurances.  After Closing, Seller shall, from time to time, upon the reasonable request of Buyer, execute, acknowledge and deliver in the proper form any instrument of conveyance or further assurance necessary or reasonably desirable to perfect title in the Assets and Buyer or its nominees, successors and assigns as the case may be, entitled to the Assets.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

QUALITY PRODUCTS, INC.		KSD PACKAGING & SHIPPING, LTD.

By:	/s/Theodore P. Schwartz	By:	/s/Dennis Mellman
Theodore P. Schwartz, President			Dennis Mellman, President

/s/Dennis Mellman
Dennis Mellman, Individually

EXHIBIT A

PURCHASED ASSETS

Table Saw

Air Compressor

Office Furnishings including all file cabinets and the contents thereof

Hand Drills

Two (2) Scales

Pallet Jack

Floor Model Drill Press

Sealer

Crown Staple Gun

Assorted Boxes

Two (2) Computers

Two (2) Printers

Fax Machine

Copy Machine

Typewriter

Tow Motor subject only to the One Dollar Purchase Option

Ford E 350 Truck, Vehicle Identification Number 1FDWDE35L91HA24439 and Year 2001

Miter Saw

Nail Gun

Two (2) Work Benches

Entire Inventory

EXHIBIT B

EXCLUDED ASSETS

All Accounts Receivable

All Cash/Cash Equivalents

EXHIBIT C

BILL  OF  SALE

KSD PACKAGING & SHIPPING, LTD., an Ohio limited liability company (“KSD”) and Dennis Mellman (“Mellman”) whose address is                                                                   (KSD and Mellman are collectively referred to herein  as “Seller,”) in consideration of Twenty Two Thousand Dollars ($22,000) and other good and valuable consideration paid by QUALITY PRODUCTS, INC., a Delaware corporation, (“as Buyer”), the receipt of which is acknowledged, hereby sells, grants, transfers and conveys to Buyer the following described goods:

SEE EXHIBIT “A”

Seller covenants and agrees that Seller is the lawful owner of the goods; that they are free from all encumbrances; that Seller has the right to sell the goods; and that Seller, will warrant and defend the same against the lawful claims and demands of all persons.

Executed on October 1, 2003.

KSD PACKAGING & SHIPPING, LTD.,

An Ohio Limited Liability Company

/s/Dennis Mellman	By:	/s/Dennis Mellman
Dennis Mellman, Individually		Dennis Mellman, President